Exhibit 10.1
Amendment # 2 to the
License, Development and Commercialization Agreement
Between
Echo Therapeutics, Inc.
And
Medical Technologies Innovations, Asia, Ltd.
1
EXECUTIVE SUMMARY
1.1             Scope. This amendment covers the activities necessary to support the Chinese commercialization of the “Core 2+ and “Generation 3” versions of the Echo CGM system, as defined below. This Amendment # 2 will take effect, and is conditioned upon receipt of $500,000 in additional bridge loans on or before November 30th.
1.2                Amended Terms. The terms in the Original Agreement remain in force, except as described below.
1.3                Product Definition. The definition of “Product” contained in Section 1.1.59 is amended to include the following:

Release	Device	Description	Echo Deliverables	MTIA Responsibilities
Core 2+	System		Support as needed plus deliverables listed below. Evaluation and testing of MTIA produced materials, as needed.	Prototype construction, preliminary clinical testing in China. Manufacturing, CFDA clinical testing, regulatory approval, commercialization.
	Sensor Module & Target Base	Gen 1 CoPhthal Electrode, dried hydrogel, plastic case. Target Base with adhesive.	Design changes, test reports.	Final changes to design and testing as needed.
	Disposable Kit	Disposable package, containing the single use devices. Updates include new Tip, BZK wipe, Reference ring & labeling	None.	Update to Bill of Materials, contents, packaging & labeling. Shelf life & other testing as needed.
	Transmitter	Bluetooth transmitter and embedded firmware.	Firmware executable program and PC based test program.	Testing as needed.
	Glucose Algorithm	Signal processing software and configuration parameters.	Executable program and baseline configuration parameters. PC based test tool.	Final configuration parameters, testing as needed.
	Exfoliator	Skin exfoliator, with embedded control firmware and configuration parameters. Battery charger.	Design documentation, sample prototypes. Firmware executable program, configuration parameters and PC based test program.	Final configuration parameters, testing as needed. Exfoliator tip production. Battery charger design, development and testing.
	API	Application Programming Interface, running on Android	Executable software (Android), test reports and interface document.	None.
	App	CGM Application with Graphical User Interface.	Example English App with source code and executable (Android).	Software development of Chinese App, Testing as needed.

Release	Device	Description	Echo Deliverables	MTIA Responsibilities
Generation 3 and all future generations of our CGM product(s)	System		Requirements, design, implementation, testing and preliminary clinical testing. Software and algorithm design. Evaluation and testing of MTIA produced materials, as needed.	User documentation, Shipping packaging & labeling. Preliminary clinical testing in China. Manufacturing, CFDA clinical testing, regulatory approval, commercialization.
	Sensor Module & Target Base	Electrode, Wet Hydrogel and plastic carrier	Design documentation, Design test reports, pilot production, sample prototypes	Plastic part tooling & part manufacturing.
	Disposable Kit	Sterile, disposable package, containing the single use devices (Tip, Target Base, Sensor, Hydrogel, Tray, Packaging)	Design documentation, Design test reports, pilot production, sample prototypes	Plastic part tooling & part manufacturing.
	Transmitter	Reusable, battery operated transmitter and embedded firmware	Design documentation, Design test reports and sample prototypes. Firmware executable program and PC based test program.	Plastic part tooling & part manufacturing
	Glucose Algorithm	Signal processing software that produces glucose values	Executable software and configuration parameters. Design test reports
	Exfoliator	Self-use Exfoliator, with embedded firmware.	Design documentation, Design test reports and sample prototypes. Firmware executable program and PC based test program.	Plastic part tooling & part manufacturing
	API	Application Programming Interface, running on Android	Executable software (Android), test reports and interface document.	None.
	App	Chinese CGM Application	Example English App with source code and executable (Android).	Software development of Chinese App, Testing as needed.
2
DEVELOPMENT PROJECT
2.1                Work Plan and Overview. Echo and MTIA will cooperate in the development of a project Overview and a more detailed Work Plan. This work plan will describe the responsibilities of each company for the development of the devices described above, in “Product Definition”. In the event that a change is needed in the definition of these deliverables, this will be made with mutual consent, in an update to the work plan.

2.2                Software Development. Echo will provide an Application Programming Interface (API) to facilitate the development by MTIA of application software for both Core 2+ and Generation 3. Echo will develop and provide source code for an example application using the API. The MTIA application software will be developed by MTIA based on requirements MTIA defines. Echo will provide executable versions of the software for the Exfoliator, Transmitter and API.
2.3                Technology Transfer. Echo will provide documentation and training to MTIA to ensure that MTIA has the knowledge necessary to manufacture the devices described in the “Product Definition” above.
2.4                Development Schedules. Both companies will publish to each other, Gantt charts showing the activities and end dates needed to produce the deliverables described in the work plan
2.5                  Status Reports. Both companies will publish bi-weekly status reports to each other, describing the progress, issues and any significant schedule updates.
2.6                  Conference Calls -TBD
3
PAYMENTS
The terms of the Original Agreement apply with the following exceptions:
3.1                Reimbursement. There shall be up to $2,000,000 of reimbursement for direct out of pocket expenses, subject to submission of appropriate documentation for review and approval by the Company and outside independent auditors hired by the Company for work done by MTIA, or their affiliates, on our CGM product in development to date of this agreement. Reimbursement will be made in the form of a promissory note payable to MTIA upon consummation of a convertible debt financing led by MTIA or their affiliates in excess of $5,000,000 of gross proceeds. The form of the promissory note will be the same form as those issued in the financing. No further reimbursement will be made by Echo to MTIA for costs involved in the development of products to obtain CFDA approval or for commercial deployment. If a convertible debt financing cannot be led by MTIA or their affiliates, Echo will only reimburse up to a maximum of $1,500,000 upon CFDA approval of the products through the same promissory note as stated in accordance with the terms of the Original Agreement.
3.2                Prototypes. MTIA will reimburse Echo for the real and actual costs of producing and shipping prototype samples delivered to MTIA clinical testing, demonstration and other purposes, for the products described above in the “Product Definition”.
3.3                Plastic Parts and Tooling. MTIA will provide the tooling for the plastic parts needed for the products described above in the “Product Definition”. MTIA or their affiliates will also be responsible to provide these products to Echo for design testing, clinical testing, demonstration and other purposes. Echo will reimburse MTIA or their affiliates for the real and actual costs of producing and shipping manufactured parts for these products.
4. NOTICES
4.1
All notices to Echo shall be sent to:

Echo Therapeutics, Inc.
295 Foster Street
Littleton, MA 01460
Attention: Chief Financial Officer
with a copy to:
Kevin W. Waite, Esq.
Moomjian, Waite & Coleman, LLP
100 Jericho Quadrangle, Suite 208
Jericho, NY 11753

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

ECHO THERAPEUTICS, INC.

By:       /s/ Alan W. Schoenbart________
Name:  Alan W. Schoenbart
Title:    CFO

MEDICAL TECHNOLOGIES INNOVATION ASIA, LTD.

By:       /s/ Bai Ge__________________
Name:  Bai Ge
Title:    Managing Director